EXHIBIT 99.1

JAY WOOD NAMED CEO AND CHAIRMAN OF THE BOARD FOR KANA

Kana CEO Michael McCloskey Resigns Due to Personal Illness

REDWOOD CITY, CA—January 18, 2000-Kana Communications, Inc. (NASDAQ:KANA), a leading provider of enterprise relationship management (eRM) solutions, announced today that Jay Wood, president of Kana, has been named, CEO and chairman of the board for Kana. Mr. Wood was CEO and chairman of Silknet Software, Inc. when the company was acquired by Kana on April 19, 2000.

Mr. Wood will be replacing Michael McCloskey, who resigned yesterday due to a recently discovered medical condition that will prevent him from continuing in his current role. “Michael has been instrumental in building Kana to the leading software company that is today.” said Mr. Wood. “We will all miss Michael’s leadership and energy, and we wish him all the best for a speedy recovery.”

“It is hard for me to leave the company during such an exciting period, but I leave knowing the company’s management is in the equally experienced hands of Jay and the Kana team.” said Michael McCloskey.

Kana will conduct a financial analyst conference call today at 5 PM EST. To listen to the call, please use the following dial in numbers:

                     Domestic: 800-448-6419

                     International: 847-413-3236

An online audio archive will be available at www.kana.com/investor shortly following the conference call.

About Kana Communications Inc.

Kana Communications, Inc. (NASDAQ:KANA), a leading provider of Internet-architected enterprise relationship management (eRM) solutions, delivers a broad range of world-class, integrated e-business and interaction applications with a modular and scalable platform for both Internet and Global 2000 companies. Kana solutions deliver personal portals that offer customers, partners and the enterprise a global view of their communications and relationships. This global view includes managing the full set of communications channels such as e-mail, Web, chat, instant message, VOIP, phone and person-to-person, as well as e-business and communications applications to integrate the marketing, sales and service functions. This full-service suite enables e-businesses to compete and succeed in today’s customer-driven economy. For more information about the solutions found in more than 800 companies, including 8 of the 10 most trafficked Web sites, please visit Kana at www.kana.com.

NOTE: Kana Communications, Kana and the Kana logo are trademarks of Kana Communications, Inc. All other company and product names may be trademarks of their respective owners.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995: Information in this release that involves Kana’s projections, expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. These statements include statements about Kana’s strategies in the marketplace, its market position and its relationship with customers. All forward-looking statements included in this release are based upon information available to Kana as of the date of the release, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to, competition, the successful integration of Silknet, increased competition due to Kana’s expanded product offering, risks associated with the evolving and varying demand for eRM, eCRM, customer communication and similar software, our ability to expand our operations, acceptance of email and the Internet as a communications medium, litigation over property rights, and general economic factors. These and other factors are risks associated with our business that may affect our operating results are discussed in the Company’s filings with the Securities and Exchange Commission (``SEC’’), including our most recent annual report on Form 10-K and quarterly report on Form 10-Q.

For more Information: Jason Cigarran
Kana Communications, Inc.
603-222-1543
jcigarran@kana.com